UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 30, 2014

Marathon Oil Corporation
_________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 San Felipe Street, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:		(713) 629-6600

Not Applicable
 ______________________________________________
 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item   5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders was held on April 30, 2014.  In connection with the meeting, proxies were solicited pursuant to the Securities Exchange Act of 1934.  The following are the voting results on proposals considered and voted upon at the meeting, all of which were described in Marathon Oil's 2014 Proxy Statement.

 1.  Each of our directors was elected for a term expiring in 2015.  Votes regarding the persons elected to serve as directors were as follows:

NOMINEE	VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
Gregory H. Boyce	504,224,247	19,808,976	1,723,752	68,220,822
Pierre Brondeau	442,223,267	81,802,903	1,730,805	68,220,822
Linda Z. Cook	504,897,021	19,151,909	1,708,045	68,220,822
Chadwick C. Deaton	452,452,444	71,510,323	1,794,208	68,220,822
Shirley Ann Jackson	434,212,939	89,815,019	1,729,017	68,220,822
Philip Lader	498,560,062	25,465,121	1,731,792	68,220,822
Michael E. J. Phelps	511,975,894	12,039,930	1,741,151	68,220,822
Dennis H. Reilley	519,615,739	4,404,856	1,736,380	68,220,822
Lee M. Tillman	517,297,958	6,735,557	1,723,460	68,220,822

2.   PricewaterhouseCoopers LLP was ratified as our independent registered public accounting firm for 2014.  The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
586,242,907	5,896,954	1,837,936

3.   The Board proposal seeking a non-binding advisory vote to approve the compensation of our named executive officers was approved.  The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
490,724,841	31,210,604	3,821,530	68,220,822

4.   The stockholder proposal seeking a report regarding the Company's lobbying activities, policies and procedures was not approved.  The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
190,499,951	250,978,324	84,278,700	68,220,822

5.   The stockholder proposal seeking a report regarding the Company's methane emissions was not approved.  The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
168,303,278	268,170,964	89,282,733	68,220,822

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2014		MARATHON OIL CORPORATION

	By:	/s/ John R. Sult
John R. Sult
Executive Vice President and Chief Financial Officer